EXHIBIT 99.1

Integer Holdings Corporation Reports Third Quarter 2020 Results

~ Results in line with expectations, Strong cash flow from operations ~
~ Expect beginning of sales recovery and improved profitability in 4Q20 ~

PLANO, Texas, Oct. 29, 2020 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three and nine months ended October 2, 2020.  Unless otherwise stated, all results and comparisons are from continuing operations.

Executing strategy through the COVID-19 pandemic

  Throughout the pandemic, Integer associates continue to deliver critical products that customers and patients rely on every day.
  Integer’s Manufacturing Excellence strategic imperative continues to deliver results during COVID-19.
  Integer continues to invest in its product line and operational strategy to create long-term value, including manufacturing capabilities and R&D resources.

Third Quarter 2020 Highlights (compared to Third Quarter 2019)

  The impact of COVID-19 on the third quarter 2020 financial results was consistent with Integer’s second quarter 2020 earnings communication.
  Sales declined $68 million to $236 million, a decrease of 22%.
  GAAP income was $30 million, a decrease of 1%.  Non-GAAP adjusted income declined $23 million to $17 million, a decrease of 58%.
  Adjusted EBITDA declined $33 million to $37 million, a decrease of 47%.
  GAAP diluted EPS was $0.92 per share for both periods.  Non-GAAP adjusted diluted EPS decreased $0.70 per share to $0.50 per share, a decrease of 58%.
  Net total debt decreased $23 million from the end of the second quarter 2020 to $747 million.
  The third quarter 2020 GAAP results include a pre-tax gain of $28 million, resulting in an after-tax impact of $0.67 per diluted share from a patent litigation judgment affirmed by the United States Court of Appeals in Integer’s favor, which are excluded from non-GAAP adjusted results.
  On October 15, 2020 Integer received cash from the patent litigation judgment and paid down an additional $28 million of debt.

Fourth Quarter Outlook

  Sales are projected to be $20 million to $35 million higher than the third quarter 2020.
  Given the $28 million pre-tax patent litigation judgment gain in the third quarter 2020, GAAP operating income margin is expected to decline in the fourth quarter 2020.
  Adjusted Operating Income margin is projected to be 200 to 300 basis points higher than the third quarter 2020.

“Our third quarter results demonstrate improved profitability versus the second quarter, and we expect the fourth quarter to be even stronger, as sales begin to recover from the pandemic and the profit margin rate recovery accelerates”, said Joseph Dziedzic, Integer’s president and chief executive officer.  “Our Manufacturing Excellence strategic imperative continues to deliver strong operational and financial results.  We remain focused on executing our strategy and making the necessary investments to be our customers’ partner of choice and deliver our financial objectives.”

Discussion of Product Line Third Quarter 2020 Sales (compared to Third Quarter 2019)

  Cardio & Vascular sales decreased 16%. Sales were negatively impacted by the COVID-19 pandemic and a blend of our customers’ responses across nearly all C&V markets.
  Cardiac & Neuromodulation sales decreased 32%. CRM and Neuromodulation declined commensurate with the COVID-19 pandemic impact and a blend of our customers’ responses.  Additionally, the fourth quarter 2019 Nuvectra bankruptcy created a $3 million headwind.
  Advanced Surgical, Orthopedics & Portable Medical includes sales to the acquirer of our AS&O product line, Viant, under supply agreements entered into as part of the divestiture. Sales declined 12% driven by the COVID-19 pandemic impact and a blend of our customers’ responses. Portable Medical remained stable while Orthopedics and Advanced Surgical declined.
  Electrochem sales declined 42% driven by a severe decline in the energy market and demand fall-out from the COVID-19 pandemic.

Summary of Financial and Product Line Results from Continuing Operations

(dollars in thousands, except per share data)	Three Months Ended
GAAP	October 2, 2020	September 27, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$124,596	$148,581	(16.1)%	(18.0)%
Cardiac & Neuromodulation	72,909	106,533	(31.6)%	(31.6)%
Advanced Surgical, Orthopedics & Portable Medical	30,179	34,310	(12.0)%	(12.2)%
Total Medical Sales	227,684	289,424	(21.3)%	(22.3)%
Non-Medical Sales	8,258	14,163	(41.7)%	(41.7)%
Total Sales	$235,942	$303,587	(22.3)%	(23.2)%

Income from continuing operations	$30,342	$30,586	(0.8)%	(55.6)%
Diluted EPS from continuing operations	$0.92	$0.92	—%	(55.5)%

	Nine Months Ended
GAAP	October 2, 2020	September 27, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$432,885	$451,552	(4.1)%	(5.3)%
Cardiac & Neuromodulation	252,404	337,932	(25.3)%	(25.3)%
Advanced Surgical, Orthopedics & Portable Medical	92,041	98,544	(6.6)%	(6.6)%
Total Medical Sales	777,330	888,028	(12.5)%	(13.1)%
Non-Medical Sales	27,153	44,429	(38.9)%	(38.9)%
Total Sales	$804,483	$932,457	(13.7)%	(14.3)%

Income from continuing operations	$61,831	$80,174	(22.9)%	(39.6)%
Diluted EPS from continuing operations	$1.87	$2.43	(23.0)%	(39.6)%

(a)	Organic Change is a Non-GAAP measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table C and Table D at the end of this release for a reconciliation of these amounts.

	Three Months Ended
Non-GAAP(a)	October 2, 2020	September 27, 2019	Change	Organic Change(b)
Adjusted EBITDA from continuing operations	$36,508	$69,444	(47.4)%	(45.9)%
Adjusted income from continuing operations	$16,656	$39,575	(57.9)%	(55.6)%
Adjusted diluted EPS from continuing operations	$0.50	$1.20	(58.3)%	(55.5)%

	Nine Months Ended
Non-GAAP(a)	October 2, 2020	September 27, 2019	YTD Change	Organic Change(b)
Adjusted EBITDA from continuing operations	$140,380	$210,497	(33.3)%	(33.6)%
Adjusted income from continuing operations	$68,425	$113,047	(39.5)%	(39.6)%
Adjusted diluted EPS from continuing operations	$2.07	$3.42	(39.5)%	(39.6)%

(a)	Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.
(b)	Organic Change for Adjusted EBITDA from continuing operations, Adjusted income from continuing operations, and Adjusted diluted EPS from continuing operations are Non-GAAP measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, October 29, 2020, at 9:00 a.m. EDT / 8:00 a.m. CDT to discuss these results.  The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 714-0898 (U.S.) or (778) 560-2691 (outside U.S.) and the conference ID is 6778607.  The call will be archived on the Company’s website.  An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®.  Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information

In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide  adjusted income, adjusted diluted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, and organic change rates, all from continuing operations.  Adjusted income and adjusted diluted EPS from continuing operations consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) (gain) loss on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal provision for the period.  Adjusted diluted EPS from continuing operations is calculated by dividing adjusted income from continuing operations by diluted weighted average shares outstanding.  EBITDA from continuing operations is calculated by adding back interest expense, GAAP provision (benefit) for income taxes, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP measure.  Adjusted EBITDA from continuing operations consists of EBITDA from continuing operations plus GAAP stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi).

Adjusted operating income from continuing operations consists of GAAP operating income adjusted for the same items listed above except for items (viii), (ix), (x) and (xi).  Adjusted operating income margin is adjusted operating income as a percentage of sales, all from continuing operations.

Adjusted EBITDA margin is adjusted EBITDA as a percentage of sales, all from continuing operations. Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions.  To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

Organic change rates for adjusted EBITDA from continuing operations, adjusted income from continuing operations and adjusted diluted EPS from continuing operations exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net, and the contribution of acquisitions. Contribution of acquisitions represents results, based on the growth rate being presented, attributable to acquired entities for the first four full quarters plus any partial period since the entities' acquisition date.  After the completion of four full fiscal quarters, results of the acquired entity are treated as organic for current and comparable historical periods.

We believe that the presentation of adjusted income, adjusted diluted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic change rates, all from continuing operations, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.  In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments.  Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents.  We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact of the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: the duration, scope and impact of the COVID-19 pandemic, including government, social, business and other actions taken in response to the pandemic and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our ability to respond to changes in technology; the intense competition we face and our ability to successfully market our products; our ability to develop new products and expand into new geographic and product markets; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability claims; our ability to protect our intellectual property and proprietary rights; our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; our ability to integrate acquisitions and operate acquired businesses in accordance with expectations; our dependence upon our senior management team and technical personnel; our ability to realize the benefits from cost savings and consolidation initiatives; interruptions in our manufacturing operations; our ability to comply with environmental regulations; our complex international tax profile; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; market, financial and other risks related to our international operations and sales; global economic factors, including currency exchange rates and interest rates; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	October 2, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$99,943	$13,535
Accounts receivable, net	151,201	191,985
Inventories	156,858	167,256
Contract assets	39,593	24,767
Refundable income taxes	6,521	—
Prepaid expenses and other current assets	44,537	17,852
Total current assets	498,653	415,395
Property, plant and equipment, net	249,982	246,185
Goodwill	851,679	839,617
Other intangible assets, net	759,419	775,784
Deferred income taxes	5,223	4,438
Operating lease assets	46,083	42,379
Other long-term assets	37,956	29,295
Total assets	$2,448,995	$2,353,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Accounts payable	55,397	64,975
Income taxes payable	1,068	3,023
Current portion of lease liabilities	8,287	7,507
Accrued expenses and other current liabilities	51,208	66,073
Total current liabilities	153,460	179,078
Long-term debt	801,607	777,272
Deferred income taxes	188,788	187,978
Operating lease liabilities	39,030	37,114
Other long-term liabilities	33,113	19,163
Total liabilities	1,215,998	1,200,605
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	698,654	701,018
Treasury stock	—	(8,809)
Retained earnings	502,089	440,258
Accumulated other comprehensive income	32,221	19,988
Total stockholders’ equity	1,232,997	1,152,488
Total liabilities and stockholders’ equity	$2,448,995	$2,353,093

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Sales	$235,942	$303,587	$804,483	$932,457
Cost of sales	178,009	210,201	591,985	653,477
Gross profit	57,933	93,386	212,498	278,980
Operating expenses:
Selling, general and administrative expenses (SG&A)(a)	3,609	32,935	73,969	101,034
Research, development and engineering costs (RD&E)	11,892	11,729	37,879	34,720
Other operating expenses (OOE)	2,674	2,241	7,631	8,239
Total operating expenses	18,175	46,905	119,479	143,993
Operating income	39,758	46,481	93,019	134,987
Interest expense, net	9,368	12,337	29,002	39,779
(Gain) loss on equity investments, net	(2,234)	(986)	(3,954)	666
Other (income) loss, net	1,224	(369)	(233)	(921)
Income from continuing operations before taxes	31,400	35,499	68,204	95,463
Provision for income taxes	1,058	4,913	6,373	15,289
Income from continuing operations	$30,342	$30,586	$61,831	$80,174

Discontinued operations:
Income from discontinued operations before taxes	—	—	—	5,316
Provision for income taxes	—	—	—	178
Income from discontinued operations	$—	$—	$—	$5,138

Net income	$30,342	$30,586	$61,831	$85,312

Basic earnings per share:
Income from continuing operations	$0.92	$0.94	$1.88	$2.46
Income from discontinued operations	$—	$—	$—	$0.16
Basic earnings per share	$0.92	$0.94	$1.88	$2.62

Diluted earnings per share:
Income from continuing operations	$0.92	$0.92	$1.87	$2.43
Income from discontinued operations	$—	$—	$—	$0.16
Diluted earnings per share	$0.92	$0.92	$1.87	$2.58

Weighted average shares outstanding:
Basic	32,859	32,660	32,833	32,606
Diluted	33,076	33,068	33,107	33,019

(a)	Selling, general and administrative expenses for the three and nine months ended October 2, 2020 includes a net gain of $28.2 million recorded during the third quarter of 2020 in connection with the resolution of the AVX Corporation patent litigation matter.

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)

	Nine Months Ended
	October 2, 2020	September 27, 2019
Cash flows from operating activities:
Net income	$61,831	$85,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,005	57,397
Debt related charges included in interest expense	3,145	5,280
Stock-based compensation	6,229	6,894
Non-cash charges related to customer bankruptcy	562	—
Non-cash lease expense	5,824	5,555
Non-cash (gain) loss on equity investments	(3,954)	666
Other non-cash gains	(184)	(1,088)
Deferred income taxes	42	(1,086)
Gain on sale of discontinued operations	—	(4,974)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	42,096	(29,962)
Inventories	10,272	(8,567)
Contract assets, prepaid expenses and other assets	(47,350)	(16,384)
Accounts payable	(5,152)	17,760
Accrued expenses and other liabilities	(13,780)	(8,988)
Income taxes payable	(8,347)	4,162
Net cash provided by operating activities	110,239	111,977
Cash flows from investing activities:
Acquisition of property, plant and equipment	(35,182)	(24,704)
Purchase of intangible asset	(4,607)	—
Proceeds from sale of property, plant and equipment	76	5
Purchase of equity investments	—	(417)
Acquisitions, net	(5,219)	—
Proceeds from sale of discontinued operations	—	4,734
Net cash used in investing activities	(44,932)	(20,382)
Cash flows from financing activities:
Principal payments of long-term debt	(28,125)	(97,125)
Proceeds from senior secured revolving line of credit	185,000	20,000
Payments of senior secured revolving line of credit	(135,000)	(25,000)
Proceeds from the exercise of stock options	3,123	2,654
Payment of debt issuance costs	(431)	—
Tax withholdings related to net share settlements of restricted stock unit awards	(2,869)	(2,961)
Net cash provided by (used in) financing activities	21,698	(102,432)
Effect of foreign currency exchange rates on cash and cash equivalents	(597)	(13)
Net increase (decrease) in cash and cash equivalents	86,408	(10,850)
Cash and cash equivalents, beginning of period	13,535	25,569
Cash and cash equivalents, end of period	$99,943	$14,719

(a)	Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Measures from Continuing Operations

Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	October 2, 2020			September 27, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$31,400	$30,342	$0.92	$35,499	$30,586	$0.92
Adjustments(a):
Amortization of intangibles	10,299	8,145	0.25	9,782	7,750	0.23
Certain legal expenses (gains) (SG&A)(b)	(27,959)	(22,089)	(0.67)	99	78	—
Other operating expenses (OOE)(c)	2,674	2,070	0.06	2,241	1,710	0.05
Gain on equity investments, net	(2,234)	(1,764)	(0.05)	(986)	(779)	(0.02)
Loss on extinguishment of debt	—	—	—	291	230	0.01
Customer bankruptcy(d)	341	269	0.01	—	—	—
Tax adjustments	—	(317)	(0.01)	—	—	—
Adjusted income from continuing operations (Non-GAAP)	$14,521	$16,656	$0.50	$46,926	$39,575	$1.20

Weighted average shares for adjusted diluted EPS		33,076			33,068

	Nine Months Ended
	October 2, 2020			September 27, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$68,204	$61,831	$1.87	$95,463	$80,174	$2.43
Adjustments(a):
Amortization of intangibles	30,894	24,425	0.74	29,467	23,324	0.71
Certain legal expenses (gains) (SG&A)(b)	(26,950)	(21,291)	(0.64)	2,175	1,718	0.05
Other operating expenses (OOE)(c)	7,631	5,942	0.18	8,239	6,306	0.19
(Gain) loss on equity investments, net	(3,954)	(3,123)	(0.09)	666	526	0.02
Loss on extinguishment of debt	—	—	—	1,265	999	0.03
Customer bankruptcy(d)	1,213	958	0.03	—	—	—
Tax adjustments	—	(317)	(0.01)	—	—	—
Adjusted income from continuing operations (Non-GAAP)	$77,038	$68,425	$2.07	$137,275	$113,047	$3.42

Weighted average shares for adjusted diluted EPS		33,107			33,019

(a)	The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.
(b)	Represents the net gain of $28.2 million recorded during the third quarter of 2020 in connection with the resolution of the AVX Corporation patent litigation matter, as well as expenses associated with non-ordinary course legal matters.
(c)	Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items.
(d)	In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). During the first nine months of 2020, we incurred costs and recorded charges associated with the Customer Bankruptcy, primarily consisting of charges related to inventory recorded in cost of sales in our condensed consolidated statement of operations.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: EBITDA Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Income from continuing operations (GAAP)	$30,342	$30,586	$61,831	$80,174

Interest expense	9,368	12,337	29,002	39,779
Provision for income taxes	1,058	4,913	6,373	15,289
Depreciation	9,632	9,080	28,111	27,930
Amortization of intangibles	10,299	9,782	30,894	29,467
EBITDA from continuing operations (Non-GAAP)	60,699	66,698	156,211	192,639
Stock-based compensation (excluding OOE)	2,987	1,392	6,229	6,778
Certain legal expenses (gains)	(27,959)	99	(26,950)	2,175
Other operating expenses (OOE)	2,674	2,241	7,631	8,239
(Gain) loss on equity investments, net	(2,234)	(986)	(3,954)	666
Customer bankruptcy	341	—	1,213	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$36,508	$69,444	$140,380	$210,497

Total Sales	$235,942	$303,587	$804,483	$932,457

Adjusted EBITDA margin	15.5%	22.9%	17.4%	22.6%

Table C: Organic Sales from Continuing Operations Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (3Q 2020 vs. 3Q 2019)
Medical Sales
Cardio & Vascular	(16.1)%	(1.9)%	(18.0)%
Cardiac & Neuromodulation	(31.6)%	—	(31.6)%
Advanced Surgical, Orthopedics & Portable Medical	(12.0)%	(0.2)%	(12.2)%
Total Medical Sales	(21.3)%	(1.0)%	(22.3)%
Non-Medical Sales	(41.7)%	—	(41.7)%
Total Sales	(22.3)%	(0.9)%	(23.2)%

YTD Change (9M 2020 vs. 9M 2019)
Medical Sales
Cardio & Vascular	(4.1)%	(1.2)%	(5.3)%
Cardiac & Neuromodulation	(25.3)%	—	(25.3)%
Advanced Surgical, Orthopedics & Portable Medical	(6.6)%	—%	(6.6)%
Total Medical Sales	(12.5)%	(0.6)%	(13.1)%
Non-Medical Sales	(38.9)%	—	(38.9)%
Total Sales	(13.7)%	(0.6)%	(14.3)%

(a)	2020 sales have been adjusted to exclude the contribution of business acquisitions and foreign currency exchange rate fluctuations. 2019 sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations. There was no impact from business acquisitions on the 2019 periods.

Table D: Non-GAAP Organic Growth Rate Reconciliation (% Change)

	GAAP Reported Growth(a)	Impact of Non-GAAP Adjustments(b)	Impact of Acquisitions and Foreign Currency(c)	Non-GAAP Organic Change
QTD Change (3Q 2020 vs. 3Q 2019)
EBITDA from continuing operations	(9.0)%	(38.4)%	1.5%	(45.9)%
Income from continuing operations	(0.8)%	(57.1)%	2.3%	(55.6)%
Diluted EPS from continuing operations	—%	(58.3)%	2.8%	(55.5)%

YTD Change (9M 2020 vs. 9M 2019)
EBITDA from continuing operations	(18.9)%	(14.4)%	(0.3)%	(33.6)%
Income from continuing operations	(22.9)%	(16.6)%	(0.1)%	(39.6)%
Diluted EPS from continuing operations	(23.0)%	(16.5)%	(0.1)%	(39.6)%

(a)	EBITDA from continuing operations is a non-GAAP financial measure. See Table B for a reconciliation to the most comparable GAAP measure.
(b)	Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.
(c)	Represents the impact to our growth rate due to changes in foreign currency exchange rates realized in income and reported in other (income) loss, net in the consolidated statements of operations, and the adjustment to exclude the contribution of acquisitions when applicable.